As filed with the Securities and Exchange Commission on August 10, 2011
Registration No. 333-174322

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CenterPoint Energy Resources Corp.
(Exact name of registrant as specified in its charter)

Delaware	4911	76-0511406
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1111 Louisiana
Houston, Texas 77002
(713) 207-1111

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Secretary
1111 Louisiana
Houston, Texas 77002
(713) 207-1111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerald M. Spedale Baker Botts L.L.P. One Shell Plaza 910 Louisiana Houston, Texas 77002-4995 (713) 229-1234

Approximate date of commencement of proposed sale to the public:  As soon as practicable following the effectiveness of this registration statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 10, 2011

PROSPECTUS

$892,998,000

CenterPoint Energy Resources Corp.
Offer to Exchange

4.50% Senior Notes due 2021, Series B for all outstanding	5.85% Senior Notes due 2041, Series B for all outstanding
4.50% Senior Notes due 2021, Series A	5.85% Senior Notes due 2041, Series A

CenterPoint Energy Resources Corp. (“CERC Corp.”) is offering to exchange (this “exchange offer”) up to (i) $592,998,000 aggregate principal amount of its registered 4.50% Senior Notes due 2021, Series B, which are referred to as the “Exchange 2021 Notes,” for $592,998,000 aggregate principal amount of its outstanding unregistered 4.50% Senior Notes due 2021, Series A, which are referred to as the “Original 2021 Notes,” and (ii) $300,000,000 aggregate principal amount of its registered 5.85% Senior Notes due 2041, Series B, which are referred to as the “Exchange 2041 Notes” (and, together with the Exchange 2021 Notes, the “Exchange Notes”), for $300,000,000 aggregate principal amount of its outstanding unregistered 5.85% Senior Notes due 2041, Series A, which are referred to as the “Original 2041 Notes” (and, together with the Original 2021 Notes, the “Original Notes”). The terms of the Exchange Notes are identical in all material respects to the terms of the Original Notes for which they would be exchanged, except that the Exchange Notes have been registered under the Securities Act of 1933 (the “Securities Act”) and, therefore, the terms relating to transfer restrictions, registration rights and additional interest applicable to the Original Notes are not applicable to the Exchange Notes, and the Exchange Notes will bear different CUSIP numbers.

The terms of this exchange offer include the following:

•	This exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless extended (the “expiration date”).

•	All Original Notes that are validly tendered, and not validly withdrawn, will be exchanged. You should carefully review the procedures for tendering the Original Notes beginning on page 17 of this prospectus.

•	You may validly withdraw tenders of Original Notes at any time before the expiration of this exchange offer.

•	If you fail to tender your Original Notes, you will continue to hold unregistered, restricted securities, and your ability to transfer them could be adversely affected.

•	The exchange of Original Notes for Exchange Notes will not be a taxable event for United States federal income tax purposes.

•	Original Notes may be exchanged for Exchange Notes only in minimum denominations of $2,000 and integral multiples of $1,000.

•	We will not receive any proceeds from this exchange offer.

•	No public trading market currently exists for the Exchange Notes. The Exchange Notes will not be listed on any national securities exchange, and, therefore, an active public trading market is not anticipated.

•	The Exchange Notes will be issued under the same indenture as the Original Notes.

Each broker-dealer that receives Exchange Notes for its own account in this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. The related letter of transmittal that is delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes the broker-dealer acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 180 days following consummation of the exchange offer. See “The Exchange Offer — Resale of Exchange Notes” and “Plan of Distribution.”

Each holder of Original 2021 Notes or Original 2041 Notes, as the case may be, wishing to accept this exchange offer must effect a tender of Original 2021 Notes or Original 2041 Notes, as the case may be, by book-entry transfer into the account of The Bank of New York Mellon Trust Company, N.A. (the “exchange agent”) at The Depository Trust Company (“DTC”). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section of this prospectus entitled “The Exchange Offer.”

See “Risk Factors” beginning on page 8 for a discussion of factors that you should consider in connection with participating in this exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND RELATED DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR DECISION TO PARTICIPATE IN THIS EXCHANGE OFFER.

, 2011

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information we have included in this prospectus is accurate only as of the date of this prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. See “Where You Can Find More Information.” The information is available to you without charge upon your request. You can obtain the documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

CenterPoint Energy Resources Corp.
c/o CenterPoint Energy, Inc.
Attn: Investor Relations
P.O. Box 4567
Houston, Texas 77210-4567
(713) 207-6500

To ensure timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than          , 2011, which is five business days before the exchange offer will expire at 5:00 p.m., New York City time, on          , 2011.

SUMMARY

This summary highlights information from this prospectus. It is not complete and may not contain all of the information that you should consider before making your decision whether to tender your Original Notes for exchange. We encourage you to read this prospectus and the documents incorporated by reference in their entirety before making a decision to participate in this exchange offer, including the information set forth under the heading “Risk Factors.” Unless the context clearly indicates otherwise, references in this prospectus to “we,” “us,” “our,” or other similar terms mean CenterPoint Energy Resources Corp. and its subsidiaries, and references to “CenterPoint Energy” mean our indirect parent, CenterPoint Energy, Inc.

CenterPoint Energy Resources Corp.

General

We own and operate natural gas distribution systems in six states. Subsidiaries of ours own interstate natural gas pipelines and gas gathering systems and provide various ancillary services. A wholly owned subsidiary of ours offers variable and fixed-price physical natural gas supplies primarily to commercial and industrial customers and electric and gas utilities. We are an indirect wholly owned subsidiary of CenterPoint Energy, a public utility holding company.

Our principal executive offices are located at 1111 Louisiana, Houston, Texas 77002 (telephone number: 713-207-1111).

Summary of the Terms of the Exchange Offer

On January 11, 2011, we completed the private offering of $250,000,000 aggregate principal amount of Original 2021 Notes and $300,000,000 aggregate principal amount of Original 2041 Notes. We received proceeds, after deducting the discount to the initial purchasers, of $545,357,000 from that offering. On January 20, 2011, pursuant to an exchange offer (the “2013 Notes Exchange Offer”), we issued an additional $342,998,000 aggregate principal amount of Original 2021 Notes and made a cash payment of approximately $114 million, in exchange for $397,236,000 aggregate principal amount of our 7.875% senior notes due 2013.

In connection with the issuance of the Original Notes, we entered into a registration rights agreement (the “registration rights agreement”) with the initial purchasers of the Original Notes and the dealer managers for the 2013 Notes Exchange Offer, in which we agreed to deliver to you this prospectus and to use our reasonable commercial efforts to complete this exchange offer for the Original Notes within 225 days after the date of issuance of additional Original 2021 Notes pursuant to the 2013 Notes Exchange Offer (unless the registration statement of which this prospectus is a part is reviewed by the SEC, in which case within 285 days). In this exchange offer, you are entitled to exchange your Original 2021 Notes or Original 2041 Notes, as the case may be, for Exchange 2021 Notes or Exchange 2041 Notes, respectively, with substantially identical terms to the notes for which they are exchanged, that are registered with the SEC.

The Exchange Notes will be governed by the indenture, dated as of February 1, 1998, as supplemented (referred to in this prospectus as the “indenture”), between us and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, National Association), as trustee. You should read the discussion under the headings “— Summary of the Terms of the Exchange Notes” and “Description of the Exchange Notes” for further information about the Exchange Notes.

After this exchange offer is complete, you will no longer be entitled to any exchange or registration rights for your Original Notes.

We have summarized the terms of this exchange offer below. You should read the discussion under “The Exchange Offer” for further information about this exchange offer and resale of the Exchange Notes.

The Exchange Offer	We are offering to exchange up to

• $592,998,000 in aggregate principal amount of Exchange 2021 Notes for the same aggregate principal amount of Original 2021 Notes, and

• $300,000,000 in aggregate principal amount of Exchange 2041 Notes for the same aggregate principal amount of Original 2041 Notes,

properly tendered and not validly withdrawn before the expiration date. This exchange offer consists of separate, independent offers for each series of Original Notes. Original Notes tendered must be in minimum denominations of $2,000 and integral multiples of $1,000, with an equal principal amount of Exchanges Notes to be exchanged for Original Notes surrendered. The terms of each series of Exchange Notes are identical in all material respects to those of the Original Notes for which they may be exchanged except the Exchange Notes have been registered under the Securities Act and will not contain provisions with respect to transfer restrictions, registration rights or additional interest. The Exchange Notes of a series will vote together with the outstanding Original Notes of that series not exchanged on all matters which the holders of such series of Original Notes or Exchange Notes are entitled to vote. We are making this exchange offer for all of the Original Notes. Your participation in this exchange offer is voluntary, and you should carefully consider whether to accept this offer.

On the date of this prospectus, $592,998,000 in aggregate principal amount of Original 2021 Notes are outstanding and $300,000,000 in aggregate principal amount of Original 2041 Notes are outstanding. Our obligations to accept Original Notes for Exchange Notes pursuant to this exchange offer are limited by the conditions listed below under “— Conditions to the Exchange Offer.”

Resale of Exchange Notes	Based on existing interpretations of the Securities Act by the Staff of the Division of Corporation Finance of the SEC set forth in several no-action letters to third parties and subject to certain exceptions described in “The Exchange Offer — Resale of Exchange Notes,” we believe that the Exchange Notes to be issued pursuant to this exchange offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred without further compliance with the registration and prospectus delivery requirements of the Securities Act.

Expiration Date	The exchange offer for each series of Original Notes will expire at 5:00 p.m., New York City time, on , 2011, unless we have extended the period of time that such exchange offer is open. We may extend the expiration date for the exchange offer for each series of Original Notes independently. Please read “The Exchange Offer — Expiration Date; Extension; Termination; Amendment” for more information about an extension of the expiration date.

Withdrawal Rights	You may withdraw your tender of Original Notes at any time before 5:00 p.m., New York City time, on the expiration date. The exchange agent will return the properly withdrawn Original Notes promptly following receipt of a notice of withdrawal. Please read “The Exchange Offer — Withdrawal Rights” for more information about withdrawing tenders.

Conditions to the Exchange Offer	We will not be required to accept for exchange, or to issue Exchange Notes of a series in exchange for, any Original Notes of that series, if:

• the exchange offer for that series, or the making of any exchange by a holder of Original Notes of that series, would violate applicable law or any applicable interpretation of the Staff of the SEC; or

• any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer for that series that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

The exchange offer for Original Notes of a series is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange or upon the consummation of the exchange offer for Original Notes of any other series. This exchange offer is subject to customary conditions, which we may waive in our sole discretion. Please read “The Exchange Offer —

Conditions to the Exchange Offer” for more information about the conditions to this exchange offer.

Procedures for Tendering Original Notes	In order for Original Notes to be validly tendered pursuant to this exchange offer, either

• on or prior to the expiration date,

    • a properly completed and duly executed letter of transmittal or an electronic message agreeing to be bound by the letter of transmittal properly transmitted through DTC’s Automated Tender Offer Program for a book-entry transfer, with any required signature guarantees and any other required documents, must be received by the exchange agent and

• tendered Original Notes must be received by the exchange agent, or such Original Notes must be tendered pursuant to the procedures for book-entry transfer, or

• the guaranteed delivery procedures set forth under “The Exchange Offer — Procedures for Tendering Original Notes — Guaranteed Delivery” must be complied with.

Please read “The Exchange Offer — Procedures for Tendering Original Notes” for more information on the procedures for tendering Original Notes.

Beneficial Owners	Any beneficial owner of Original Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee is urged to contact such entity promptly if such beneficial holder wishes to participate in this exchange offer.

Guaranteed Delivery	If a holder desires to tender Original Notes pursuant to this exchange offer and the certificates for such Original Notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Original Notes may nevertheless be tendered by following the procedures set forth under “The Exchange Offer — Procedures for Tendering Original Notes — Guaranteed Delivery.”

Consequences of Failure to Exchange	If you do not exchange your Original Notes for Exchange Notes pursuant to this exchange offer, you will continue to be subject to the restrictions on transfer of the Original Notes as described in the legend on the Original Notes. In general, the Original Notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with this exchange offer, we do not currently anticipate that we will register the Original Notes under the Securities Act.

If you do not tender your Original Notes in this exchange offer, you will be entitled to all of the rights and limitations applicable to the Original Notes under the indenture, except for any rights under the registration rights agreement that by their terms end or cease to have further effectiveness as a result of the making of this exchange offer, including, among others, the right to require us to register your Original Notes. Please read “The Exchange Offer — Consequences of Failure to Exchange.”

Certain U.S. Federal Income Tax Considerations	The exchange of Original Notes for Exchange Notes will not be a taxable event for United States federal income tax purposes. Please read “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes in this exchange offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is the exchange agent for this exchange offer. Any question and requests for assistance with respect to accepting or withdrawing from the exchange offer, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery should be directed to the exchange agent. The address and telephone number of the exchange agent are set forth in the section captioned “The Exchange Offer — Exchange Agent.”

Summary of the Terms of the Exchange Notes

Issuer	CenterPoint Energy Resources Corp.

Notes Offered	$592,998,000 aggregate principal amount of 4.50% Senior Notes due 2021, Series B.

$300,000,000 aggregate principal amount of 5.85% Senior Notes due 2041, Series B.

Interest Payment Dates	January 15 and July 15, beginning on , 2012.

Maturity Date	January 15, 2021 for the Exchange 2021 Notes.

January 15, 2041 for the Exchange 2041 Notes.

Ranking	The Exchange Notes will:

• be general unsecured obligations;

• rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness; and

• with respect to the assets and earnings of our subsidiaries, structurally rank below all of the liabilities of our subsidiaries.

As of June 30, 2011, our consolidated subsidiaries had no outstanding third-party debt. As of June 30, 2011, a 50 percent owned affiliate of ours had $375 million of outstanding third-party debt. See “Description of the Exchange Notes — Ranking of the Exchange Notes.”

Significant Covenants	We will issue each series of the Exchange Notes under an indenture containing certain restrictive covenants for your benefit. Certain of these covenants, which are described under “Description of the Exchange Notes — Restrictive Covenants” and are subject to termination as described, initially restrict our ability, with some exceptions, to:

• incur certain debt secured by liens; and

• engage in sale/leaseback transactions.

Such covenants will terminate upon the maturity of our 7.875% senior notes due 2013 (assuming we incur no additional long-term indebtedness that would delay the termination).

In addition, the indenture restricts our ability to merge, consolidate or transfer substantially all of our assets. See “Description of the Exchange Notes — Consolidation, Merger and Sale of Assets.”

Optional Redemption	We may redeem all or a part of the Exchange Notes at any time and from time to time as described under “Description of the Exchange Notes — Optional Redemption.”

Lack of Public Market	There is no existing market for either series of the Exchange Notes. We cannot provide any assurance about:

• the liquidity of any markets that may develop for either series of the Exchange Notes;

• your ability to sell the Exchange Notes; or

• the prices at which you will be able to sell the Exchange Notes.

Future trading prices of the Exchange Notes will depend on many factors, including:

• prevailing interest rates;

• our operating results;

• the ratings of the notes; and

• the market for similar securities.

We do not intend to apply for listing of either series of the Exchange Notes on any securities exchange or for quotation of either series of the Exchange Notes in any automated dealer quotation system.

Trustee and Paying Agent	The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, National Association).

Governing Law	The indenture and the Exchange Notes are governed by, and construed in accordance with, the laws of the State of New York.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” in this prospectus, including, without limitation, the information incorporated by reference therein from “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, before deciding whether to participate in this exchange offer.

RISK FACTORS

You should consider carefully the following information about risks, the information identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010 (2010 Form 10-K) and risks arising from any legal proceedings identified in Part I Item 3 “Legal Proceedings” of our 2010 Form 10-K and in Part II Item 3 “Legal Proceedings” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, together with the other information contained or incorporated by reference in this prospectus, before making a decision whether to participate in this exchange offer.

Risks Factors Affecting Our Businesses

In considering whether to participate in this exchange offer, you should carefully consider the information included or incorporated by reference in this prospectus. In particular, you should carefully consider the factors listed in “Cautionary Statement Regarding Forward-Looking Information” as well as the “Risk Factors” contained in our 2010 Form 10-K, which is incorporated by reference herein.

Risk Factors Relating to this Exchange Offer and the Exchange Notes

If you do not properly tender your Original Notes for Exchange Notes, you will continue to hold unregistered notes that are subject to transfer restrictions.

We will only issue Exchange Notes in exchange for Original Notes that are received by the exchange agent in a timely manner together with all required documents. Therefore, you should allow sufficient time to ensure timely delivery of the Original Notes, and you should carefully follow the instructions on how to tender your Original Notes set forth under “The Exchange Offer — Procedures for Tendering Original Notes” and in the letter of transmittal that you receive with this prospectus. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Original Notes.

If you do not tender your Original Notes or if we do not accept your Original Notes because you did not tender your Original Notes properly, you will continue to hold Original Notes. Any Original Notes that remain outstanding after the expiration of this exchange offer will continue to be subject to restrictions on their transfer in accordance with the Securities Act. After the expiration of this exchange offer, holders of Original Notes will not have any further rights to have their Original Notes registered under the Securities Act. In addition, if you tender your Original Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you continue to hold any Original Notes after this exchange offer is completed, you may have difficulty selling them because of the restrictions on transfer and because we expect that there will be fewer Original Notes outstanding, which could result in an illiquid trading market for the Original Notes. The value of the remaining Original Notes could be adversely affected by the conclusion of this exchange offer. There may be no market for the remaining Original Notes and thus you may be unable to sell such notes.

An active trading market for the Exchange Notes may not develop.

The Exchange Notes will be new issues of securities for which there is currently no established trading market. We do not intend to apply for the listing of either series of the Exchange Notes on any securities exchange or for quotation of either series of the Exchange Notes on any dealer quotation system. Even if a market for the Exchange Notes does develop, we cannot assure you that there will be liquidity in that market, or that the Exchange Notes might not trade for less than their original value or face amount. The liquidity of any market for the Exchange Notes will depend on the number of holders of those Notes, the interest of securities dealers in making a market in the Exchange Notes and other factors. If a liquid market for the Exchange Notes does not develop, you may be unable to resell the Exchange Notes for a long period of time, if at all. Accordingly, we cannot assure you as to the development or liquidity of any trading market for the Exchange Notes or as to your ability to sell your Exchange Notes.

The prices of the Exchange Notes will depend on many factors, including prevailing interest rates, our operating results and financial conditions and the market for similar securities. Declines in the market prices for debt securities generally may also materially and adversely affect the liquidity of the Exchange Notes, independent of our financial performance.

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

A broker-dealer that purchased Original Notes for its own account as part of market-making or trading activities must deliver a prospectus when it resells the Exchange Notes and will be required to acknowledge this obligation in connection with participating in this exchange offer. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements.” Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements:

•	state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change;

•	other state and federal legislative and regulatory actions or developments affecting various aspects of our business, including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform and tax legislation;

•	timely and appropriate rate actions and increases, allowing recovery of costs and a reasonable return on investment;

•	the timing and outcome of any audits, disputes or other proceedings related to taxes;

•	problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates;

•	industrial, commercial and residential growth in our service territory and changes in market demand, including the effects of energy efficiency measures and demographic patterns;

•	the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials;

•	the timing and extent of changes in the supply of natural gas, including supplies available for gathering by our field services business and transporting by our interstate pipelines;

•	weather variations and other natural phenomena;

•	the impact of unplanned facility outages;

•	changes in interest rates or rates of inflation;

•	commercial bank and financial market conditions, our access to capital, the cost of such capital, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets;

•	actions by credit rating agencies;

•	effectiveness of our risk management activities;

•	inability of various counterparties to meet their obligations to us;

•	non-payment for our services due to financial distress of our customers;

•	the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc., Reliant Energy, Inc. and Reliant Resources, Inc.) and its subsidiaries to satisfy their obligations to us, including indemnity obligations, or obligations in connection with the contractual arrangements pursuant to which we are their guarantor;

•	the outcome of litigation brought by or against us;

•	our ability to control costs;

•	the investment performance of CenterPoint Energy’s pension and postretirement benefit plans;

•	our potential business strategies, including restructurings, acquisitions or dispositions of assets or businesses, which we cannot assure you will be completed or will have the anticipated benefits to us;

•	acquisition and merger activities involving our parent or our competitors; and

•	other factors we discuss in “Risk Factors” in this prospectus and in the reports we file from time to time with the SEC.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC’s Internet site located at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (but not information deemed pursuant to the SEC’s rules to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus the documents listed below and any subsequent filings, including filings after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed pursuant to the SEC’s rules to be furnished and not filed with the SEC) until this exchange offer is terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011; and

•	our Current Reports on Form 8-K filed January 5, 2011, January 10, 2011, January 20, 2011 and February 7, 2011.

You may obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

CenterPoint Energy Resources Corp.
c/o CenterPoint Energy, Inc.
Attn: Investor Relations
P.O. Box 4567
Houston, Texas 77210-4567
(713) 207-6500

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes of each series, we will receive in exchange a like principal amount of Original Notes of that series. The Original Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization.

THE EXCHANGE OFFER

General

We are offering to exchange up to (i) $592,998,000 in aggregate principal amount of Exchange 2021 Notes for the same aggregate principal amount of Original 2021 Notes, and (ii) $300,000,000 in aggregate principal amount of Exchange 2041 Notes for the same aggregate principal amount of Original 2041 Notes, properly tendered and not validly withdrawn before the expiration date. Unlike the Original Notes, the Exchange Notes will be registered under the Securities Act. We are making this exchange offer for all of the Original Notes. Your participation in this exchange offer is voluntary, and you should carefully consider whether to accept this offer.

On the date of this prospectus, $592,998,000 in aggregate principal amount of Original 2021 Notes are outstanding and $300,000,000 in aggregate principal amount of Original 2041 Notes are outstanding. Our obligations to accept Original Notes for Exchange Notes pursuant to this exchange offer are limited by the conditions listed below under “— Conditions to the Exchange Offer.” We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose of the Exchange Offer

On January 11, 2011, we issued and sold $250,000,000 aggregate principal amount of Original 2021 Notes (the “Initial 2021 Notes”) and $300,000,000 aggregate principal amount of Original 2041 Notes in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers for the Initial 2021 Notes and the Original 2041 Notes subsequently resold such notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons other than U.S. persons in offshore transactions in compliance with Regulation S under the Securities Act. On January 20, 2011, pursuant to the 2013 Notes Exchange Offer, we issued an additional $342,998,000 in aggregate principal amount of Original 2021 Notes in a transaction exempt from the registration requirements of the Securities Act.

Because the above-described transactions were exempt from registration under the Securities Act, a holder may reoffer, resell or otherwise transfer Original Notes only if the Original Notes are registered under the Securities Act or if an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

In connection with the issuance of the Original Notes, we entered into the registration rights agreement. We are offering the Exchange Notes as described in this prospectus in an exchange offer for the Original Notes to satisfy our obligations under the registration rights agreement. See “Registration Rights.” This exchange offer consists of separate, independent offers for each series of Original Notes.

Holders of Original Notes who do not tender their Original Notes or whose Original Notes are tendered but not accepted will have to rely on an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws in order to resell or otherwise transfer their Original Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Each series of Exchange Notes will be issued in a like principal amount and will be identical in all material respects to the related series of Original Notes, except that such series of Exchange Notes will be registered under the Securities Act, will be issued without a restrictive legend, will bear a different CUSIP number than the related series of Original Notes and will not be entitled to the rights of holders of the related series of Original Notes under the registration rights agreement, including additional interest. Consequently, subject to certain exceptions, the Exchange Notes, unlike the Original Notes, may be resold by a holder without any restrictions on their transfer under the Securities Act, except as noted above in the case of a holder that is a broker-dealer.

Resale of Exchange Notes

Based on existing interpretations of the Securities Act by the Staff of the Division of Corporation Finance of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Notes issued pursuant to this exchange offer may be offered for resale, resold and transferred by the holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any holder of Original Notes who is an affiliate of ours or who intends to participate in this exchange offer for the purpose of distributing the Exchange Notes, or any participating broker-dealer who purchased Original Notes or the 7.875% senior notes due 2013 (the “2013 Notes”) from us or one of our affiliates to resell pursuant to Rule 144A or any other available exemption under the Securities Act and who, in the case of the 2013 Notes, exchanged such 2013 Notes for Original Notes in the 2013 Notes Exchange Offer:

•	will not be able to rely on the interpretations of the Staff set forth in the above-mentioned no-action letters;

•	will not be able to tender its Original Notes in this exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

We do not intend to seek our own no-action letter, and there is no assurance that the Staff would make a similar determination with respect to the Exchange Notes as it has in such no-action letters to third parties. The information described above concerning interpretations of and positions taken by the Staff is not intended to constitute legal advice, and holders should consult their own legal advisors with respect to these matters.

Each holder of Original Notes, other than certain specified holders, who wishes to exchange the Original Notes for the Exchange Notes pursuant to this exchange offer will be required to represent that:

•	it is not our affiliate (as defined in Rule 405 under the Securities Act);

•	it is not a broker-dealer (i) tendering Original Notes that it acquired directly from us or one of our affiliates for its own account or (ii) tendering Original 2021 Notes acquired by such broker-dealer in exchange for the 2013 Notes in the 2013 Notes Exchange Offer that it acquired directly from us or one of our affiliates for its own account;

•	the Exchange Notes to be received by it will be acquired in the ordinary course of its business; and

•	at the time of the consummation of this exchange offer, it is not engaged in, has no intention to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes.

In addition, in connection with resales of Exchange Notes, any broker-dealer who acquired Original Notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Staff has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of Exchange Notes acquired in exchange for (i) Original Notes comprising an unsold allotment from the original sale of the Original Notes or (ii) Original 2021 Notes acquired in exchange for the 2013 Notes comprising an unsold allotment from the original sale of the 2013 Notes), with this prospectus. Under the registration rights agreement, we will be required to allow such broker-dealers to use this prospectus, for up to 180 days, subject to certain “black out” periods, following this exchange offer, in connection with the resale of Exchange Notes received in exchange for Original Notes acquired by such broker-dealers for their own account as a result of market-making trading activities. See “Plan of Distribution.”

Terms of This Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any Original Notes validly tendered and not withdrawn before expiration of this exchange offer. The date of acceptance for exchange of the Original Notes and completion of this exchange offer is the exchange date, which will be as soon as practicable after the expiration date. The Original Notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Original Notes surrendered under this exchange offer. The Exchange Notes will be delivered on the earliest practicable date following the expiration date.

The form and terms of each series of Exchange Notes will be substantially identical to the form and terms of the related series of Original Notes, except each series of Exchange Notes:

•	will be registered under the Securities Act;

•	will not bear legends restricting their transfer;

•	will bear a different CUSIP number than the related series of Original Notes; and

•	will not be entitled to the rights of holders of Original Notes under the registration rights agreement, including additional interest.

The Exchange Notes will evidence the same debt as the Original Notes. The Exchange Notes will be issued under and entitled to the benefits of the indenture, as described below, under which the Original Notes were issued such that each series of Exchange Notes and each series of Original Notes will be treated as a single series of senior debt securities under the indenture.

The exchange offer for Original Notes of a series is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange or upon consummation of the exchange offer for Original Notes of any other series. This prospectus and the accompanying letter of transmittal are being sent to all registered holders of outstanding Original Notes. There will be no fixed record date for determining registered holders of Original Notes entitled to participate in this exchange offer.

We intend to conduct this exchange offer in accordance with the applicable requirements of the registration rights agreement, the Securities Act, the Exchange Act and the related rules and regulations of the SEC. Original Notes that are not exchanged in this exchange offer will:

•	remain outstanding;

•	continue to accrue interest; and

•	be entitled to the rights and benefits their holders have under the indenture relating to the Original Notes and Exchange Notes.

However, the Original Notes will not be freely tradable because they will continue to be subject to transfer restrictions as unregistered securities. Holders of Original Notes do not have any appraisal or dissenters rights under the indenture in connection with this exchange offer. Except as specified in the registration rights agreement, we are not obligated to, nor do we currently anticipate that we will, register the Original Notes under the Securities Act. Please read “— Consequences of Failure to Exchange” below.

We will be deemed to have accepted for exchange validly tendered Original Notes when we have given oral (promptly confirmed in writing) or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of Original Notes who surrender them in this exchange offer for the purposes of receiving Exchange Notes from us and delivering Exchange Notes to their holders. The exchange agent will make the exchange promptly after the expiration date. We expressly reserve the right to amend or terminate either exchange offer and not to accept for exchange any Original Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “— Conditions to the Exchange Offer.”

Holders who tender Original Notes in this exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Original Notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with this exchange offer. It is important that you read “— Solicitation of Tenders; Fees and Expenses” and “— Transfer Taxes” below for more details regarding fees and expenses incurred in this exchange offer.

If any tendered Original Notes are not accepted for exchange for any reason, such Original Notes will be returned, without expense, to the tendering holder thereof promptly after the expiration date.

Expiration Date; Extension; Termination; Amendment

The exchange offer for each series of Original Notes will expire at 5:00 p.m., New York City time, on          , 2011, unless we have extended the period of time that such exchange offer is open.

We reserve the right to extend the period of time that the exchange offer for any series is open, and delay acceptance for exchange of any series of Original Notes, by giving oral (promptly confirmed in writing) or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all Original Notes of a series previously tendered will remain subject to the exchange offer for such series unless validly withdrawn.

We also reserve the right, in our sole discretion, subject to applicable law and the terms of the registration rights agreement, to:

•	terminate the exchange offer for any series and not to accept for exchange any Original Notes of that series not previously accepted for exchange upon the occurrence of any of the events specified below under “— Conditions to the Exchange Offer” that have not been waived by us; or

•	amend the terms of the exchange offer for any series in any manner.

If any termination or amendment occurs, we will give oral (promptly confirmed in writing) or written notice to the exchange agent and will either make a public announcement or give oral or written notice to holders of Original Notes of the affected series as promptly as practicable. We may terminate or amend the exchange offer for each series independently. Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the exchange offer if necessary so that at least five business days remain in the exchange offer following notice of the material change.

Exchange Notes will only be issued after the exchange agent timely receives (1) a properly completed and duly executed letter of transmittal (or facsimile thereof or an agent’s message (as hereinafter defined) in lieu thereof) and (2) all other required documents. However, we reserve the absolute right to waive any defects or irregularities in the tender or conditions of this exchange offer.

Original Notes submitted for a greater principal amount than the tendering holder desires to exchange will be returned, without expense, to the tendering holder thereof promptly after the expiration date.

Procedures For Tendering Original Notes

Valid Tender

Except as set forth below, in order for Original Notes to be validly tendered pursuant to this exchange offer, either (i) (a) a properly completed and duly executed letter of transmittal (or facsimile thereof) or an electronic message agreeing to be bound by the letter of transmittal properly transmitted through DTC’s Automated Tender Offer Program (“ATOP”) for a book-entry transfer, with any required signature guarantees and any other required documents, must be received by the exchange agent at the address or the facsimile number set forth under “The Exchange Offer — Exchange Agent” on or prior to the expiration date and (b) tendered Original Notes must be received by the exchange agent, or such Original Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the exchange agent, in each case on or prior to the expiration date, or (ii) the guaranteed delivery procedures set forth below must be complied with. To receive confirmation of valid tender of Original Notes, a holder should contact the exchange agent at the telephone number listed under “The Exchange Offer — Exchange Agent.”

If less than all of the Original Notes held by a holder are tendered, a tendering holder should fill in the amount of Original Notes being tendered in the appropriate box on the letter of transmittal. The entire amount of Original Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

If any letter of transmittal, endorsement, note power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing. Unless waived by us, evidence satisfactory to us of such person’s authority to so act also must be submitted.

Any beneficial owner of Original Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee is urged to contact such entity promptly if such beneficial holder wishes to participate in this exchange offer.

The method of delivering Original Notes, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder. Delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery and proper insurance should be obtained. No Original Note, letter of transmittal or other required document should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect these transactions for them.

Book-Entry Transfer

The exchange agent has established an account with respect to the Original Notes at DTC for purposes of this exchange offer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize DTC’s ATOP procedures to tender Original Notes. Any participant in DTC may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account in accordance with DTC’s ATOP procedures for transfer.

However, the exchange for the Original Notes so tendered will be made only after a book-entry confirmation of such book-entry transfer of Original Notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering Original Notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Signature Guarantees

Certificates for Original Notes need not be endorsed and signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are unnecessary unless (i) a certificate for Original Notes is registered in a name other than that of the person surrendering the certificate or (ii) a registered holder completes the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal. In the case of (i) or (ii) above, such certificates for Original Notes must be duly endorsed or accompanied by a properly executed note power, with the endorsement or signature on the note power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an “eligible guarantor institution,” including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency or (v) a savings association that is a participant in a Securities Transfer Association (each an “Eligible Institution”), unless an Original Note is surrendered for the account of an Eligible Institution. See Instruction 2 to the letter of transmittal.

Guaranteed Delivery

If a holder desires to tender Original Notes pursuant to this exchange offer and the certificates for such Original Notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Original Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

(i) such tenders are made by or through an Eligible Institution;

(ii) prior to the expiration date, the exchange agent receives from the Eligible Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, or an electronic message through ATOP with respect to guaranteed delivery for book-entry transfers, setting forth the name and address of the holder of Original Notes and the amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, or transmission of such electronic message through ATOP for book-entry transfers, the certificates for all physically tendered Original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal with any required signature guarantees (or a facsimile thereof), or a properly transmitted electronic message through ATOP in the case of book-entry transfers, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and

(iii) the certificates (or book-entry confirmation) representing all tendered Original Notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal with any required signature guarantees (or a facsimile thereof), or a properly transmitted electronic message through ATOP in the case of book-entry transfers, and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery or transmission of such electronic message through ATOP with respect to guaranteed delivery for book-entry transfers.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Original Notes. Our determination will be final and binding. We reserve the absolute right to reject any Original Notes not properly tendered or any Original Notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Original Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of Original Notes will not be deemed made until those defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer.

Prospectus Delivery Requirement

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Withdrawal Rights

You may withdraw your tender of Original Notes at any time before 5:00 p.m., New York City time, on the expiration date. In order for a withdrawal to be effective on or prior to that time, a written or facsimile transmission of a notice of withdrawal, or a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC, must be received by the exchange agent at its address set forth under “— Exchange Agent.”

Any notice of withdrawal must:

•	specify the name of the person that tendered the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn, including the certificate number or numbers (if in certificated form) and principal amount of such Original Notes;

•	include a statement that the holder is withdrawing its election to have the Original Notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the Original Notes into the name of the person withdrawing the tender; and

•	specify the name in which any of the Original Notes are to be registered, if different from that of the person that tendered the Original Notes.

The exchange agent will return the properly withdrawn Original Notes promptly following receipt of a notice of withdrawal. If Original Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes or otherwise comply with DTC’s procedures.

Any Original Notes withdrawn will not have been validly tendered for exchange for purposes of this exchange offer. Any Original Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. In the case of Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to its book-entry transfer procedures, the Original Notes will be credited to an account with DTC specified by the holder, as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described under “— Procedures for Tendering Original Notes” above at any time on or before the expiration date.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer for a series of Original Notes, we will accept, promptly after the expiration date, all Original Notes of such series validly tendered and will issue the Exchange Notes of such series promptly after the expiration date. Please refer to “— Conditions to the Exchange Offer” below. For purposes of this exchange offer, we will be deemed to have accepted validly tendered Original Notes for exchange when we give notice of acceptance to the exchange agent.

For each Original Note accepted for exchange, the holder of the Original Note will receive an Exchange Note having a principal amount at maturity equal to that of the surrendered Original Note. The Exchange Notes will be delivered on the earliest practicable date following the expiration date.

In all cases, delivery of Exchange Notes in exchange for Original Notes tendered and accepted for exchange pursuant to this exchange offer will be made only after timely receipt by the exchange agent of:

•	Original Notes or a book-entry confirmation of a book-entry transfer of Original Notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an electronic message agreeing to be bound by the letter of transmittal properly transmitted through ATOP with any required signature guarantees; and

•	any other documents required by the letter of transmittal.

Conditions to the Exchange Offer

We are required to accept for exchange, and to issue Exchange Notes in exchange for, any Original Notes duly tendered and not validly withdrawn pursuant to this exchange offer and in accordance with the terms of this prospectus and the accompanying letter of transmittal.

We will not be required to accept for exchange, or to issue Exchange Notes of a series in exchange for, any Original Notes of that series, and we may terminate the exchange offer for that series as provided in this prospectus before accepting any Original Notes of that series for exchange, if:

•	the exchange offer for that series, or the making of any exchange by a holder of Original Notes of that series, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer for that series that, in our judgment, would reasonably be expected to impair our ability to proceed with that exchange offer.

In addition, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Original Notes tendered by a holder if:

•	such holder’s Original Notes are not tendered in accordance with the terms of this exchange offer; or

•	such holder of Original Notes exchanged in this exchange offer has not represented that all Exchange Notes to be received by it shall be acquired in the ordinary course of its business, that it is not an affiliate of ours and that at the time of the consummation of this exchange offer it shall have no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the Exchange Notes and shall not have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render available the use of the registration statement of which this prospectus is a part.

In addition, we will not be obligated to accept for exchange the Original Notes of any holder who has not made to us the representations described under “— Resale of Exchange Notes” above and “Plan of Distribution.”

In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for those Original Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use reasonable best efforts to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for this exchange offer. You should direct questions and requests for assistance, in each case, with respect to exchange offer procedures, requests for additional copies of this prospectus or of the letter of transmittal, requests for the notice of guaranteed delivery with respect to the exchange of Original Notes as well as all executed letters of transmittal, to the exchange agent at the address listed below:

The Bank of New York Mellon Trust Company, N.A.
c/o Bank of New York Mellon Corporation
Corporate Trust Operations
Reorganization Unit
101 Barclay Street
New York, NY 10286
Attn: David Mauer

The Trustee’s telephone number is (212) 815-3687. The Trustee’s facsimile number is (212) 298-1915.

Delivery to an address other than as listed above, or transmissions to a facsimile number other than as listed above, will not constitute a valid delivery.

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture governing the Original Notes and the Exchange Notes.

Solicitation of Tenders; Fees and Expenses

We will pay the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone or in person by officers and employees of ours and of our affiliates.

We have not retained any dealer manager in connection with this exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with this exchange offer.

We will pay the estimated cash expenses to be incurred in connection with this exchange offer, including the following:

•	fees and expenses of the exchange agent and the trustee;

•	SEC registration fees;

•	accounting and legal fees; and

•	printing and mailing expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Original Notes under this exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Original Notes tendered;

•	Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes;

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Original Notes under this exchange offer.

If satisfactory evidence of payment of such transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will recognize no gain or loss upon completion of the exchange offer. The costs of the exchange offer will be immediately expensed or amortized over the term of the Exchange Notes of that series as appropriate under generally accepted accounting principles.

Consequences of Failure to Exchange

If you do not exchange your Original Notes for Exchange Notes pursuant to this exchange offer, you will continue to be subject to the restrictions on transfer of the Original Notes as described in the legend on the Original Notes. In general, the Original Notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Your participation in this exchange offer is voluntary, and you should carefully consider whether to participate. We urge you to consult your financial and tax advisors in making a decision whether or not to tender your Original Notes. Please refer to the section in this prospectus entitled “Certain United States Federal Income Tax Consequences.”

As a result of the making of, and upon acceptance for exchange of all validly tendered Original Notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your Original Notes in this exchange offer, you will be entitled to all of the rights and limitations applicable to the Original Notes under the indenture, except for any rights under the registration rights agreement that by their terms end or cease to have further effectiveness as a result of the making of this exchange offer, including the right to require us to register your Original Notes. To the extent that Original Notes of a series are tendered and accepted in this exchange offer, the trading market for untendered, or tendered but unaccepted, Original Notes of that series could be adversely affected. Please refer to the section in this prospectus entitled “Risk Factors — Risk Factors Relating to this Exchange Offer and the Exchange Notes — If you do not properly tender your Original Notes for Exchange Notes, you will continue to hold unregistered notes that are subject to transfer restrictions.”

We may in the future seek to acquire untendered Original Notes in open market or privately negotiated transactions through subsequent exchange offers or otherwise. However, we have no present plans to acquire any Original Notes that are not tendered in this exchange offer or to file a registration statement to permit resales of any untendered Original Notes.

Holders of each series of Original Notes that remain outstanding after consummation of this exchange offer will vote together with any issued Exchange Notes of the related series as a single series for purposes of determining whether holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the indenture.

DESCRIPTION OF THE EXCHANGE NOTES

We will issue the Exchange Notes, and we issued the Original Notes, under an indenture, dated as of February 1, 1998, as supplemented (the “indenture”), between us and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, National Association), as trustee. In this section of the prospectus, we sometimes refer to the Original 2021 Notes and the Exchange 2021 Notes collectively as the “2021 Notes,” to the Original 2041 Notes and the Exchange 2041 Notes collectively as the “2041 Notes,” and to the Original Notes and the Exchange Notes collectively as the “notes.” The following description is a summary of the material provisions of the Exchange Notes and the indenture. This summary is not complete and is qualified in its entirety by reference to the indenture and the notes. For a complete description of the notes, you should refer to the indenture, including the supplemental indentures establishing the terms of the notes, all of which we have filed with the SEC. Please read “Where You Can Find More Information.”

There is no limitation on the amount of debt securities we may issue under the indenture. As of June 30, 2011, approximately $2.7 billion aggregate principal amount of debt securities were outstanding under the indenture.

The 2021 Notes and the 2041 Notes will each constitute a single series of debt securities under the indenture. If the exchange offer for Original Notes of a series is consummated, holders of Original Notes of that series who do not exchange their Original Notes for Exchange Notes of that series will vote together with holders of the Exchange Notes of that series for all relevant purposes under the indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the indenture, any Original Notes of a series that remain outstanding after the exchange offer will be aggregated with the Exchange Notes of that series, and the holders of those Original Notes and Exchange Notes will vote together as a single series. All references in this prospectus to specified percentages in aggregate principal amount of notes of a series means, at any time after the exchange offer is consummated, the percentages in aggregate principal amount of the Original Notes of that series and the Exchange Notes of that series collectively then outstanding.

We have included cross-references in the summary below to refer you to the section numbers of the indenture we are describing.

Ranking of the Exchange Notes

The Exchange Notes will:

•	be general unsecured obligations,

•	rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness, and

•	with respect to the assets and earnings of our subsidiaries, structurally rank below all of the liabilities of our subsidiaries.

As of June 30, 2011, we, on a consolidated basis, had approximately $3.2 billion aggregate principal amount of indebtedness outstanding. As of June 30, 2011, our consolidated subsidiaries had no outstanding third-party debt. As of June 30, 2011, a 50 percent owned affiliate of ours had $375 million of outstanding third-party debt.

Subject to exceptions, and subject to compliance with the applicable requirements, set forth in the indenture, we may discharge our obligations under the indenture with respect to the Exchange Notes as described below under “— Defeasance.”

Principal, Maturity and Interest

The 2021 Notes will mature on January 15, 2021, and are initially limited to $592,998,000 in aggregate principal amount. The 2041 Notes will mature on January 15, 2041, and are initially limited to $300,000,000 in aggregate principal amount. However, we may, in each case, issue additional notes of the same series from time to time, without the consent of the holders of such notes. The Exchange Notes will be issued only in denominations of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof.

Interest on the Exchange Notes will:

•	accrue at the rate of 4.50% per annum, in the case of the 2021 Notes, and 5.85% per annum, in the case of the 2041 Notes, from the latest date to which interest shall have been paid on the Original Notes surrendered in exchange therefor or, if no interest has been paid on such Original Notes, from January 11, 2011,

•	be payable semi-annually in arrears on each January 15 and July 15, with the initial interest payment date following the exchange offer being , 2012,

•	be payable to the person in whose name such notes are registered at the close of business on the January 1 and July 1 immediately preceding the applicable interest payment date, which we refer to with respect to such notes as “regular record dates,”

•	be computed on the basis of a 360-day year comprised of twelve 30-day months, and

•	be payable on overdue interest to the extent permitted by law at the same rate as interest is payable on principal.

If any interest payment date, the maturity date or any redemption date falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on the relevant interest payment date, maturity date or redemption date and no additional amounts will accrue on that payment for the period from and after the interest payment date, maturity date or redemption date, as the case may be, to the date of that payment on the next succeeding business day. Unless we default on a payment, no interest will accrue for the period from and after the applicable maturity date or redemption date.

Optional Redemption

We may redeem each series of the notes, in whole or in part, at our option exercisable at any time and from time to time upon not less than 30 and not more than 60 days’ notice as provided in the indenture, on any date prior to October 15, 2020, in the case of the 2021 Notes (three months prior to the maturity date of the 2021 Notes), or July 15, 2040, in the case of the 2041 Notes (six months prior to the maturity date of the 2041 Notes), at a redemption price equal to:

•	100% of the principal amount of the notes to be redeemed, plus

•	accrued and unpaid interest thereon, if any, to, but excluding, the redemption date; plus

•	the make-whole premium described below, if any.

The redemption price will never be less than 100% of the principal amount of the notes redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

At any time on or after October 15, 2020, in the case of the 2021 Notes, or at any time on or after July 15, 2040, in the case of the 2041 Notes, we may redeem the notes of such series, in whole or in part, at our option upon not less than 30 and not more than 60 days’ notice at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

The amount of the make-whole premium with respect to any note to be redeemed will be equal to the excess, if any, of:

(1) the sum of the present values, calculated as of the redemption date, of:

•	each interest payment that, but for such redemption, would have been payable on the note or portion thereof being redeemed on each interest payment date occurring after the redemption date (excluding any accrued and unpaid interest for the period prior to the redemption date), and

•	the principal amount that, but for such redemption, would have been payable at the final maturity of the note or portion thereof being redeemed, over

(2) the principal amount of the note or portion thereof being redeemed.

The present values of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. These present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the comparable treasury yield (as defined below) plus 20 basis points in the case of each of the 2021 Notes and the 2041 Notes.

The make-whole premium will be calculated by an independent investment banking institution of national standing appointed by us. If we fail to appoint an independent investment banking institution at least 45 days prior to the redemption date, or if the independent investment banking institution we appoint is unwilling or unable to calculate the make-whole premium, the calculation will be made by RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC or SunTrust Robinson Humphrey, Inc. If RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc. are unwilling or unable to make the calculation, we will appoint a different independent investment banking institution of national standing to make the calculation.

For purposes of determining the make-whole premium, “comparable treasury yield” means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Securities that have a constant maturity that corresponds to the remaining term to maturity of the relevant series of notes, calculated to the nearest 1/12th of a year. The comparable treasury yield will be determined as of the third business day immediately preceding the applicable redemption date.

The weekly average yields of United States Treasury Securities will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15(519) Selected Interest Rates” or any successor release. If this statistical release sets forth a weekly average yield for United States Treasury Securities having a constant maturity that is the same as the remaining term of the relevant series of notes calculated as set forth above, then the comparable treasury yield will be equal to such weekly average yield. In all other cases, the comparable treasury yield will be calculated by interpolation on a straight-line basis, between the weekly average yields on the United States Treasury Securities that have a constant maturity closest to and greater than the remaining term of the relevant series of notes and the United States Treasury Securities that have a constant maturity closest to and less than the remaining term of the relevant series of notes (in each case as set forth in the H.15 statistical release or any successor release). Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury Securities are not available in the H.15 statistical release or otherwise, then the comparable treasury yield will be calculated by interpolation of comparable rates selected by an independent investment banking institution selected in the manner described in the second preceding paragraph.

If we redeem less than all the notes of a series, the trustee will select the notes of that series for redemption on a pro rata basis, by lot or by such other method as the trustee in its sole discretion deems fair and appropriate. We will only redeem notes in multiples of $1,000 in original principal amount. If any note is to be redeemed in part only, the notice of redemption will state the portion of the principal amount to be redeemed. A new note in principal amount equal to the unredeemed portion of the original Exchange Note will be issued upon the cancellation of the original note.

Sinking Fund

We are not obligated to make mandatory redemption or sinking fund payments with respect to the notes.

Restrictive Covenants

The indenture does not limit the amount of indebtedness or other obligations that we may incur and does not contain provisions that would give holders of the notes the right to require us to repurchase their notes in the event of a change in control of us, or in the event we enter into one or more highly leveraged transactions, regardless of whether a rating decline results therefrom, or in the event we dispose of one or more of our business units, nor are any such events deemed to be events of default under the terms of the indenture.

The indenture contains certain covenants for the benefit of the holders of the notes, which we have summarized immediately below and under the heading “— Consolidation, Merger and Sale of Assets.” The restrictive covenants summarized below will terminate pursuant to the termination provision of the indenture and will no longer be applicable to the notes on and after the date, which we refer to as the “termination date,” on which there remains outstanding, in the aggregate, no more than $200 million in principal amount of our:

•	7.875% Senior Notes due 2013 ($365 million outstanding as of June 30, 2011),

•	5.95% Senior Notes due 2014 ($160 million outstanding as of June 30, 2011), and

•	long-term indebtedness (but excluding for this purpose any long-term indebtedness incurred pursuant to any revolving credit facility, letter of credit facility or other similar bank credit facility) issued subsequent to the issuance of the notes and prior to the termination date containing covenants substantially similar to the restrictive covenants summarized below, or an event of default substantially similar to the event of default described in the fourth bullet under “— Events of Default” below, but not containing the termination provision.

Our 7.875% Senior Notes due 2013 and our 5.95% Senior Notes due 2014 have covenants similar to the restrictive covenants summarized below. The terms of our 6.15% Senior Notes due 2016, our 6.25% Senior Notes due 2037, our 6.125% Senior Notes due 2017, our 6.625% Senior Notes due 2037 and our 6.00% Senior Notes due 2018 have covenants similar to the restrictive covenants summarized below and the termination provision described above. Such covenants will terminate upon the maturity of our 7.875% Senior Notes due 2013 (assuming we incur no additional long-term indebtedness that would delay the termination).

Limitations on Liens.  We will not, and we will not permit any subsidiary (as defined below) to, pledge, mortgage or hypothecate, or permit to exist, except in our favor or in favor of any subsidiary, any lien (as defined below) upon any principal property (as defined below) or any equity interest (as defined below) in any significant subsidiary (as defined below) owning any principal property, at any time owned by us or by a subsidiary, to secure any indebtedness (as defined below), unless effective provision is made whereby outstanding notes will be secured equally and ratably therewith (or prior thereto), and with any other indebtedness similarly entitled to be equally and ratably secured. This restriction will not apply to or prevent the creation or existence of:

•	liens on any property held or used by us or a subsidiary in connection with the exploration for, development of or production of, oil, gas, natural gas (including liquefied gas and storage gas), other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels, such properties to include, but not be limited to, our or a subsidiary’s interest in any mineral fee interests, oil, gas or other mineral leases, royalty, overriding royalty or net profits interests, production payments and other similar interests, wellhead production equipment, tanks, field gathering lines, leasehold or field separation and processing facilities, compression facilities and other similar personal property and fixtures,

•	liens on oil, gas, natural gas (including liquefied gas and storage gas), other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels produced or recovered from any property, an interest in which is owned or leased by us or a subsidiary,

•	liens (or certain extensions, renewals or refundings thereof) upon any property acquired, constructed or improved before or after the date the notes are first issued, which liens were or are created at the later of the time of acquisition or commercial operation thereof, or within one year thereafter to secure all or a portion of the purchase price thereof or the cost of construction or improvement, or existing thereon at the date of acquisition, provided that every such mortgage, pledge, lien or encumbrance applies only to the property so acquired or constructed and fixed improvements thereon,

•	liens upon any property of any entity acquired by any entity that is or becomes a subsidiary after the date the notes are first issued, each of which we refer to as an “acquired entity,” provided that every such mortgage, pledge, lien or encumbrance:

•	will either:

•	exist prior to the time the acquired entity becomes a subsidiary, or

•	be created at the time the acquired entity becomes a subsidiary or within one year thereafter to secure payment of the acquisition price thereof, and

•	will only apply to those properties owned by the acquired entity at the time it becomes a subsidiary or thereafter acquired by it from sources other than us or any other subsidiary,

•	pledges of current assets, in the ordinary course of business, to secure current liabilities,

•	deposits, including among others, good faith deposits in connection with tenders, leases of real estate or bids or contracts, or liens, including among others, liens reserved in leases and mechanics’ or materialmen’s liens, to secure certain duties or public or statutory obligations,

•	liens upon any office, data processing or transportation equipment,

•	liens created or assumed in connection with the issuance of debt securities, the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code, for the purpose of financing the acquisition or construction of property to be used by us or a subsidiary,

•	pledges or assignments of accounts receivable or conditional sales contracts or chattel mortgages and evidence of indebtedness secured thereby, received in connection with the sale of goods or merchandise to customers, or

•	certain liens for taxes, judgments and attachments.

Notwithstanding the foregoing, we or a subsidiary may issue, assume or guarantee indebtedness secured by a mortgage which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all of our other indebtedness or indebtedness of a subsidiary secured by a mortgage (not including secured indebtedness permitted under the foregoing exceptions) and the value (as defined below) of all sale and leaseback transactions (as defined below) existing at such time (other than sale and leaseback transactions (i) which, if a lien, would have been permitted under the third or fourth bullet points above or (ii) as to which application of amounts have been made in accordance with “— Limitation on Sale and Leaseback Transactions” below), does not at the time such indebtedness is incurred exceed 5% of consolidated net tangible assets (as defined below), as shown on our most recent audited consolidated balance sheet preceding the date of determination. For purposes of this “Limitation on Liens” covenant, subsidiary does not include a project finance subsidiary (as defined below).

Limitation on Sale and Leaseback Transactions.  We will not, and we will not permit any subsidiary to, engage in a sale and leaseback transaction of any principal property unless the net proceeds of such sale are at least equal to the fair value of such principal property (as determined by our board of directors) and either:

•	we or such subsidiary would be entitled under the indenture to incur indebtedness secured by a lien on the principal property to be leased, without equally and ratably securing the notes, pursuant to the exceptions provided in the third and fourth bullet points of the second sentence of “— Limitations on Liens” above, or

•	within 120 days after the sale or transfer of the principal property, we apply an amount not less than the fair value of such property:

•	to the payment or other retirement of our long-term indebtedness or long-term indebtedness of a subsidiary, in each case ranking senior to or on parity with the notes, or

•	to the purchase at not more than the fair value of principal property (other than that involved in such sale and leaseback transaction).

For purposes of this “Limitation on Sale and Leaseback Transactions” covenant, subsidiary does not include a project finance subsidiary.

Defined Terms

“Capital lease” means a lease that, in accordance with accounting principles generally accepted in the United States, would be recorded as a capital lease on the balance sheet of the lessee.

“Consolidated net tangible assets” means the total amount of our assets, including the assets of our subsidiaries, less, without duplication:

•	total current liabilities (excluding indebtedness due within 12 months),

•	all reserves for depreciation and other asset valuation reserves, but excluding reserves for deferred federal income taxes,

•	all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset, and

•	all appropriate adjustments on account of minority interests of other persons holding common stock of any subsidiary, all as reflected in our most recent audited consolidated balance sheet preceding the date of such determination.

“Equity interests” means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

“Indebtedness,” as applied to us or any subsidiary, means bonds, debentures, notes and other instruments or arrangements representing obligations created or assumed by us or any such subsidiary, including any and all:

•	obligations for money borrowed, other than unamortized debt discount or premium,

•	obligations evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind,

•	obligations as lessee under a capital lease, and

•	amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation listed in the three immediately preceding bullet points.

All indebtedness secured by a lien upon property owned by us or any subsidiary and upon which indebtedness we or any such subsidiary customarily pays interest, although we or any such subsidiary has not assumed or become liable for the payment of such indebtedness, is also deemed to be indebtedness of us or any such subsidiary. All indebtedness for borrowed money incurred by other persons which is directly guaranteed as to payment of principal by us or any subsidiary will for all purposes of the indenture be deemed to be indebtedness of us or any such subsidiary, but no other contingent obligation of us or any such subsidiary in respect of indebtedness incurred by other persons shall be deemed indebtedness of us or any such subsidiary.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance or lien of any kind whatsoever (including any capital lease).

“Non-recourse debt” means (i) any indebtedness for borrowed money incurred by any project finance subsidiary to finance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or providing financing for, any project, which indebtedness for borrowed money does not provide for recourse against us or any of our subsidiaries (other than a project finance subsidiary and such recourse as exists under a performance guaranty) or any property or asset of us or any of our subsidiaries (other than equity interests in, or the property or assets of, a project finance subsidiary and such recourse as exists under a performance guaranty) and (ii) any refinancing of such indebtedness for borrowed money that does not increase the outstanding principal amount thereof (other than to pay costs incurred in connection therewith and the capitalization of any interest or fees) at the time of the refinancing or increase the property subject to any lien securing such indebtedness for borrowed money or otherwise add additional security or support for such indebtedness for borrowed money.

“Performance guaranty” means any guaranty issued in connection with any non-recourse debt that (i) if secured, is secured only by assets of or equity interests in a project finance subsidiary, and (ii) guarantees to the provider of such non-recourse debt or any other person (a) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such non-recourse debt, (b) completion of the minimum agreed equity or other contributions or support to the relevant project finance subsidiary, or (c) performance by a project finance subsidiary of obligations to persons other than the provider of such non-recourse debt.

“Principal property” means any natural gas distribution property, natural gas pipeline or gas processing plant located in the United States, except any such property that in the opinion of our board of directors is not of material importance to the total business conducted by us and our consolidated subsidiaries. “Principal property” shall not include any oil or gas property or the production or proceeds of production from an oil or gas producing property or the production or any proceeds of production of gas processing plants or oil or gas or petroleum products in any pipeline or storage field.

“Project finance subsidiary” and “project finance subsidiaries” means any of our subsidiaries designated by us whose principal purpose is to incur non-recourse debt and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a person created for such purpose, and substantially all the assets of which subsidiary or person are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by non-recourse debt, or (y) equity interests in, or indebtedness or other obligations of, one or more other such subsidiaries or persons, or (z) indebtedness or other obligations of us or our subsidiaries or other persons. At the time of designation of any project finance subsidiary, the sum of the net book value of the assets of such subsidiary and the net book value of the assets of all other project finance subsidiaries then existing shall not in the aggregate exceed 10 percent of the consolidated net tangible assets.

“Sale and leaseback transaction” means any arrangement entered into by us or any subsidiary with any person providing for the leasing to us or any subsidiary of any principal property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between us and a subsidiary or between subsidiaries), which principal property has been or is to be sold or transferred by us or such subsidiary to such person.

“Significant subsidiary” means any subsidiary of ours, other than a project finance subsidiary, that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934, as such regulation is in effect on the date of issuance of the Original Notes.

“Subsidiary” of any entity means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such limited liability company, partnership, joint venture or other entity or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such entity, by such entity and one or more of its other subsidiaries or by one or more of such entity’s other subsidiaries.

“Value” means, with respect to a sale and leaseback transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such sale and leaseback transaction or (2) the fair value, in the opinion of our board of directors, of such property at the time of entering into such sale and leaseback transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

Payment and Paying Agent

Under the indenture, we will pay interest on the notes to the persons in whose names the notes are registered at the close of business on the regular record date for each interest payment. However, we will pay the interest payable on the notes at their stated maturity to the persons to whom we pay the principal amount of the notes. (Section 307)

We will pay principal, premium, if any, and interest on the notes at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest by:

•	check mailed to the address of the person entitled to the payment as it appears in the security register, or

•	by wire transfer in immediately available funds to the place and account designated in writing by the person entitled to the payment as specified in the security register.

We have designated the trustee as the sole paying agent for the notes. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the notes at all times. (Sections 307 and 1002)

Any money deposited with the trustee or any paying agent for the payment of principal, premium, if any, and interest on the notes that remains unclaimed for two years after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The trustee and any paying agents will not be liable for those payments after we have been repaid. (Section 1003)

Consolidation, Merger and Sale of Assets

Under the indenture, we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety, to any person, referred to as a “successor person,” and we may not permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•	the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia,

•	the successor person expressly assumes our obligations with respect to the notes and the indenture,

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing, and

•	we have delivered to the trustee the certificates and opinions required under the indenture. (Section 801)

As used in the indenture, the term “corporation” means a corporation, association, company, joint-stock company or business trust.

Events of Default

Each of the following is an event of default under the indenture with respect to each series of the notes; provided, however, that the event of default described in the fourth bullet point below will terminate pursuant to the termination provision of the indenture and will no longer be applicable to the notes on and after the termination date referred to under “— Restrictive Covenants” above:

•	our failure to pay principal or premium, if any, on the notes of that series when due, including at maturity or upon redemption,

•	our failure to pay any interest on the notes of that series for 30 days after interest becomes due,

•	our failure to perform, or our breach in any material respect of, any other covenant or warranty in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of our debt securities issued under the indenture, for 90 days after either the trustee or holders of at least 25% in principal amount of the outstanding notes of that series have given us written notice of the breach in the manner required by the indenture,

•	the default by us or any subsidiary, other than a project finance subsidiary, of ours in the payment, when due, after the expiration of any applicable grace period, of principal of indebtedness for money borrowed, other than non-recourse debt, in the aggregate principal amount then outstanding of $50 million or more, or acceleration of any indebtedness for money borrowed in such aggregate principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded or such default is not cured within 30 days after notice to us in accordance with the indenture, and

•	specified events involving bankruptcy, insolvency or reorganization,

provided, however, that no event described in the third, fourth or fifth bullet points above will be an event of default until an officer of the trustee, assigned to and working in the trustee’s corporate trust department, has actual knowledge of the event or until the trustee receives written notice of the event at its corporate trust office, and the notice refers to the series of notes generally, us or the indenture. (Section 501)

If an event of default occurs and is continuing with respect to either series of the notes, either the trustee or the holders of at least 25% in principal amount of the outstanding notes of the affected series may declare the principal amount of the notes of that series due and immediately payable. In order to declare the principal amount of the notes of either series due and immediately payable, the trustee or the holders of that series must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the notes of the affected series.

This right does not apply if an event of default described in the fifth bullet point above occurs. If one of the events of default described in the fifth bullet point above occurs and is continuing, the notes then outstanding under the indenture shall be due and payable immediately.

After any declaration of acceleration of the notes of either series, but before a judgment or decree for payment, the holders of a majority in principal amount of the outstanding notes of the affected series may, under certain circumstances, rescind and annul the declaration of acceleration if all events of default, other than the non-payment of principal, have been cured or waived as provided in the indenture. (Section 502) For information regarding waiver of defaults, please read “— Modification and Waiver” below.

If an event of default occurs and is continuing, the trustee will generally have no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the trustee. (Section 603) The holders of a majority in principal amount of the outstanding notes of a series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee for the notes with respect to that series, provided that:

•	the direction is not in conflict with any law or the indenture,

•	the trustee may take any other action it deems proper which is not inconsistent with the direction, and

•	the trustee will generally have the right to decline to follow the direction if an officer of the trustee determines, in good faith, that the proceeding would involve the trustee in personal liability or would otherwise be contrary to applicable law. (Section 512)

A holder of a note may only pursue a remedy under the indenture if:

•	the holder has previously given the trustee written notice of a continuing event of default for the notes of that series,

•	holders of at least 25% in principal amount of the outstanding notes of that series have made a written request to the trustee to pursue that remedy,

•	the holders have offered reasonable indemnity to the trustee,

•	the trustee fails to pursue that remedy within 60 days after receipt of the notice, request and offer of indemnity, and

•	during that 60-day period, the holders of a majority in principal amount of the notes of that series do not give the trustee a direction inconsistent with the request. (Section 507)

However, these limitations do not apply to a suit by a holder of a note demanding payment of the principal, premium, if any, or interest on a note on or after the date the payment is due. (Section 508)

We will be required to furnish to the trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the indenture and specifying all of our known defaults, if any. (Section 1004)

Modification and Waiver

We may enter into one or more supplemental indentures with the trustee without the consent of the holders of any of the notes in order to:

•	evidence the succession of another corporation to us, or successive successions and the assumption of our covenants, agreements and obligations by a successor,

•	add to our covenants for the benefit of the holders of any series of debt securities or to surrender any of our rights or powers,

•	add events of default for any series of debt securities,

•	add to or change any provisions of the indenture to the extent necessary to issue debt securities in bearer form,

•	add to, change or eliminate any provision of the indenture applying to one or more series of debt securities, provided that if such action adversely affects the interests of any holder of any series of debt securities, the addition, change or elimination will become effective with respect to that series only when no security of that series remains outstanding,

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee or surrender any right or power conferred upon us by the indenture,

•	establish the form or terms of any series of debt securities,

•	provide for uncertificated securities in addition to certificated securities,

•	evidence and provide for successor trustees or add or change any provisions to the extent necessary to appoint a separate trustee or trustees for a specific series of debt securities,

•	correct any ambiguity, defect or inconsistency under the indenture, provided that such action does not adversely affect the interests of the holders of any series of debt securities,

•	supplement any provisions of the indenture necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities,

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded, or

•	add, change or eliminate any provisions of the indenture in accordance with any amendments to the Trust Indenture Act of 1939, provided that the action does not adversely affect the rights or interests of any holder of debt securities. (Section 901)

We may enter into one or more supplemental indentures with the trustee in order to add to, change or eliminate provisions of the indenture or to modify the rights of the holders of one or more series of debt securities, including the notes, if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

•	changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, except to the extent permitted by the indenture,

•	reduces the principal amount of, or any premium or interest on, any debt security,

•	reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof,

•	changes the place or currency of payment of principal, premium, if any, or interest,

•	impairs the right to institute suit for the enforcement of any payment on any debt security,

•	reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults,

•	makes certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such change,

•	makes any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, or

•	changes the terms and conditions pursuant to which any series of debt securities is secured in a manner adverse to the holders of the debt securities. (Section 902)

Holders of a majority in principal amount of the outstanding notes of either series may waive past defaults or noncompliance with restrictive provisions of the indenture with respect to that series. However, such holders of a majority in principal amount may not waive, and consequently, the consent of holders of each outstanding note of a series would be required to:

•	waive any default in the payment of principal, premium, if any, or interest on any note of that series, or

•	waive any covenants and provisions of the indenture that may not be amended without the consent of the holder of each outstanding note of that series. (Sections 513 and 1006)

In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under the indenture as of a specified date:

•	the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date,

•	if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security,

•	the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and

•	debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

An “original issue discount security” means a debt security issued under the indenture which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. Some debt securities, including those for the payment or redemption of which money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1402 of the indenture, will not be deemed to be outstanding. (Section 101)

We will generally be entitled to set any day as a record date for determining the holders of outstanding notes of a series entitled to give or take any direction, notice, consent, waiver or other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of outstanding notes of a series. If a record date is set for any action to be taken by holders, the action may be taken only by persons who are holders of outstanding notes of the relevant series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the notes of that series within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the trustee may specify, if it set the record date. This period may be shortened or lengthened by not more than 180 days. (Section 104)

Defeasance

If we deposit with the trustee funds or government securities sufficient to make payments on the notes of either series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the notes of that series (“legal defeasance”), or

•	we will no longer have any obligation to comply with the restrictive covenants under the indenture and the related events of default in the third bullet point under “— Events of Default” above, the events of default described in the fourth bullet point under “— Events of Default” above and the restrictions described under “— Consolidation, Merger and Sale of Assets” above will no longer apply to us, but some of our other obligations under the indenture and the notes of that series, including our obligation to make payments on those notes, will survive.

If we effect legal defeasance of a series of the notes, the holders of the notes of the affected series will not be entitled to the benefits of the indenture, except for our obligations to:

•	register the transfer or exchange of the notes of that series,

•	replace mutilated, destroyed, lost or stolen notes, and

•	maintain paying agencies and hold moneys for payment in trust.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the notes to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect. (Sections 1401, 1402, 1403 and 1404)

Satisfaction and Discharge

We may discharge our obligations under the indenture while notes remain outstanding if (1) all outstanding debt securities issued under the indenture have become due and payable, (2) all outstanding debt securities issued under the indenture have or will become due and payable at their scheduled maturity within one year or (3) all outstanding debt securities issued under the indenture are scheduled for redemption in one year, and in each case, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding debt securities issued under the indenture on the date of their scheduled maturity or the scheduled date of redemption and we have paid all other sums payable under the indenture. (Section 401)

Exchange and Transfer of the Exchange Notes

We will issue the Exchange Notes in registered form, without coupons. We will only issue Exchange Notes in denominations of $2,000 principal amount and integral multiples of $1,000.

Holders may present notes for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the notes if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of notes. However, we may require payment of a sum sufficient to cover any tax or other governmental charge payable for the exchange or registration of transfer. The trustee will serve as the security registrar. (Section 305) At any time we may:

•	designate additional transfer agents,

•	rescind the designation of any transfer agent, or

•	approve a change in the office of any transfer agent.

However, we are required to maintain a transfer agent in each place of payment for the notes at all times. (Sections 305 and 1002)

In the event we elect to redeem the notes of a series, neither we nor the trustee will be required to register the transfer or exchange of the notes of the affected series:

•	during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the notes and ending at the close of business on the day the notice is mailed, or

•	if we have selected the notes for redemption, in whole or in part, except for the unredeemed portion of the notes. (Section 305)

Notices

Holders will receive notices by mail at their addresses as they appear in the security register. (Section 106)

Title

We may treat the person in whose name a note is registered on the applicable record date as the owner of the note for all purposes, whether or not it is overdue. (Section 309)

Governing Law

New York law will govern the indenture and the notes. (Section 112)

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, National Association, is the trustee, security registrar and paying agent under the indenture for the notes. As of June 30, 2011, the trustee served as trustee for approximately $2.7 billion aggregate principal amount of our debt securities. In addition, the trustee served as trustee or fiscal agent for debt securities issued by or on behalf of our affiliates aggregating approximately $5.7 billion as of June 30, 2011.

Our affiliates maintain investment management, stock option administration and brokerage relationships with the trustee and its affiliates.

If an event of default occurs under the indenture and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the notes only after those holders have offered the trustee indemnity satisfactory to it.

If the trustee becomes one of our creditors, its rights to obtain payment of claims in specified circumstances, or to realize for its own account on certain property received in respect of any such claim as security or otherwise will be limited under the terms of the indenture pursuant to the provisions of the Trust Indenture Act. (Section 613) The trustee may engage in certain other transactions; however, if the trustee acquires any conflicting interest (within the meaning specified under the Trust Indenture Act), it will be required to eliminate the conflict or resign. (Section 608)

REGISTRATION RIGHTS

The following description of the material provisions of the registration rights agreement is a summary only. Because this section is a summary, it does not describe every aspect of the registration rights agreement. This summary is subject to and qualified in its entirety by reference to all the provisions of the registration rights agreement, a copy of which we have filed as an exhibit to the registration statement on Form S-4 with respect to the Exchange Notes offered by this prospectus. In addition, the information below concerning specific interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to those matters.

Registration

In connection with the sale of the Original Notes, we entered into a registration rights agreement with the initial purchasers and the dealer managers of the 2013 Notes Exchange Offer. Pursuant to the registration rights agreement, we agreed, for the benefit of the holders of the Original Notes, at our cost, to use our reasonable commercial efforts:

•	to file with the SEC not later than 120 days following the ultimate date of issuance of any Original Notes pursuant to the 2013 Exchange Offer (the “Registration Rights Issue Date”) the registration statement of which this prospectus forms a part (the “Exchange Offer Registration Statement”) relating to the exchange offer for the Original Notes pursuant to which the Exchange Notes would be offered in exchange for the Original Notes;

•	to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Registration Rights Issue Date (unless the Exchange Offer Registration Statement is reviewed by the SEC, in which case within 240 days of the Registration Rights Issue Date) and to keep the Exchange Offer Registration Statement effective until the closing of the exchange offer; and

•	unless the exchange offer would not be permitted by applicable law or SEC policy, to cause the exchange offer to be consummated within 225 days after the Registration Rights Issue Date (unless the Exchange Offer Registration Statement is reviewed by the SEC, in which case within 285 days of the Registration Rights Issue Date).

We agreed that, upon the Exchange Offer Registration Statement being declared effective, we would offer the Exchange Notes of a series in exchange for surrender of the Original Notes of that series. We agreed to keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date that notice of the exchange offer is mailed to registered holders of the Original Notes. For each Original Note validly tendered to us pursuant to the exchange offer and not withdrawn by the holder thereof, the holder of such Original Note will receive an Exchange Note having a principal amount equal to that of the surrendered Original Note.

Shelf Registration

In the event that:

(1) we reasonably determine that changes in law or applicable interpretations of the Staff do not permit us to effect the exchange offer;

(2) the exchange offer is not consummated on or prior to the 225th day following the Registration Rights Issue Date (unless the Exchange Offer Registration Statement is reviewed by the SEC, in which case on or prior to the 285th day following the Registration Rights Issue Date); or

(3) a holder notifies us within 20 business days following consummation of the exchange offer that it is not permitted by applicable law or SEC policy to participate in the exchange offer, that it may not resell Exchange Notes with the prospectus contained in the Exchange Offer Registration Statement or that it is a broker dealer and owns Original Notes acquired directly from us or one of our affiliates, then we will at our cost in lieu of effecting (or, in the case of such a request by a holder, in addition to effecting) the registration of the Exchange Notes pursuant to the Exchange Offer Registration Statement:

(1) as promptly as practicable, file with the SEC a shelf registration statement (“Shelf Registration Statement”) to cover resales of the Original Notes;

(2) use our reasonable commercial efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act not later than 225 days after the Registration Rights Issue Date (unless the Shelf Registration Statement is reviewed by the SEC, in which case, not later than 285 days after the Registration Rights Issue Date); and

(3) use our reasonable commercial efforts to keep effective the Shelf Registration Statement until the earlier of one year after the Registration Rights Issue Date and the date all of the Original Notes covered by the Shelf Registration Statement have been sold.

We will have the ability to suspend the availability of the Shelf Registration Statement during certain “black out” periods.

In the event of the filing of a Shelf Registration Statement, we will provide to each holder of Original Notes that are covered by the Shelf Registration Statement copies of the prospectus that is a part of the Shelf Registration Statement and notify such holder when the Shelf Registration Statement has become effective. A holder of Original Notes that sells such Original Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including indemnification obligations). In addition, each holder of Original Notes will be required to deliver to us information to be used in connection with the Shelf Registration Statement and to provide comments to us on the Shelf Registration Statement in order to have such holders Original Notes included in the Shelf Registration Statement and to benefit from the provisions regarding the increase in the interest rate borne by the Original Notes described below.

Additional Interest

In the event that:

•	the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 180th day following the Registration Rights Issue Date (unless the Exchange Offer Registration Statement is reviewed by the SEC, in which case on or prior to the 240th day following the Registration Rights Issue Date);

•	the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective on or prior to the 225th day following the Registration Rights Issue Date (unless the Exchange Offer Registration Statement or the Shelf Registration Statement is reviewed by the SEC, in which case on or prior to the 285th day following the Registration Rights Issue Date); or

•	any required exchange offer registration statement or shelf registration statement relating to the Original Notes is filed and declared effective but shall thereafter either be withdrawn by us or becomes subject to an effective stop order suspending the effectiveness of such registration statement (except as specifically permitted in the registration rights agreement) without being succeeded within 30 days by an amendment thereto or an additional registration statement filed and declared effective, each such event listed in the bullet points above, referred to as a “registration default”;

then the interest rate borne by the applicable Original Notes will be increased by 0.25% per annum upon the occurrence of each registration default, which rate will increase by an additional 0.25% per annum if such registration default has not been cured within 90 days after the occurrence thereof and continuing until all registration defaults have been cured, provided that the aggregate amount of any such increase in the interest rate on the applicable Original Notes shall in no event exceed 0.50% per annum; and provided, further, that if the Exchange Offer Registration Statement is not declared effective on or prior to the 180th day following the

Registration Rights Issue Date (unless the Exchange Offer Registration Statement is reviewed by the SEC, in which case on or prior to the 240th day following the Registration Rights Issue Date) and we shall request holders of Original Notes to provide the information called for by the registration rights agreement for including in the Shelf Registration Statement, then Original Notes owned by holders who do not deliver such information to us or who do not provide comments to us on the Shelf Registration Statement when required pursuant to the registration rights agreement will not be entitled to any such increase in the interest rate for any day after the 225th day following the Registration Rights Issue Date (unless the Exchange Offer Registration Statement or the Shelf Registration Statement is reviewed by the SEC, in which case for any day after the 285th day following the Registration Rights Issue Date). All accrued interest will be paid to holders of Original Notes in the same manner and at the same time as regular payments of interest on the Original Notes. Following the cure of all registration defaults, the accrual of additional interest will cease and the interest rate will revert to the original rate.

Governing Law

The registration rights agreement is governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY SYSTEM

DTC will act as securities depository for the Exchange Notes. Each series of Exchange Notes will be issued as fully registered securities in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC in the aggregate principal amount of such series of Exchange Notes, and will be deposited with DTC or its custodian.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to other entities such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The information on this website is not a part of this prospectus.

Purchases of Exchange Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Exchange Notes on the records of DTC. The ownership interest of each actual purchaser of each Exchange Note (“Beneficial Owner”) is in turn to be recorded on the records of the Direct and Indirect Participant’s records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Exchange Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Exchange Notes, except in the event that use of the book-entry system for the Exchange Notes is discontinued.

To facilitate subsequent transfers, all Exchange Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Exchange Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Exchange Notes; the records of DTC reflect only the identity of the Direct Participants to whose accounts such Exchange Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Exchange Notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Exchange Notes, such as redemptions, defaults and proposed amendments to the documents establishing the Exchange Notes. For example, Beneficial Owners of Exchange Notes may wish to ascertain that the nominee holding the Exchange Notes for their benefit has agreed to obtain and to transmit notices to Beneficial Owners or, in the alternative, Beneficial Owners may wish to provide their names and addresses to the transfer agent and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all the Exchange Notes within an issue are being redeemed, the practice of DTC is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Exchange Notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Exchange Notes are credited on the record date, identified in a listing attached to the omnibus proxy.

Redemption proceeds and distribution and interest payments on the Exchange Notes will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. The practice of DTC is to credit the accounts of Direct Participants, upon the receipt by DTC of funds and corresponding detail information from us, on the payable date in accordance with their respective holdings shown on the records of DTC. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practice, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or its nominee, the initial purchaser or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distribution and interest payments to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its Exchange Notes purchased or tendered, through its Participant, to the tender or remarketing agent and shall effect delivery of such Exchange Notes by causing the Direct Participant to transfer the interest of the Participant in the Exchange Notes, on the records of DTC, to the tender or remarketing agent. The requirement for physical delivery of Exchange Notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Exchange Notes are transferred by Direct Participants on the records of DTC and followed by a book-entry credit of tendered Exchange Notes to the DTC account of the tender or remarketing agent.

DTC may discontinue providing its services as securities depository with respect to the Exchange Notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, Exchange Note certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, Exchange Note certificates will be printed and delivered.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences of the disposition of the Original Notes in the exchange offer and the ownership and disposition of Exchange Notes acquired therein. Except where noted, this summary deals only with Original Notes and Exchange Notes held as capital assets. This summary is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions, regulated investment companies, real estate investment trusts, corporations subject to the accumulated earnings tax, holders subject to the alternative minimum tax, individual retirement and other tax-deferred accounts, tax-exempt organizations, brokers, dealers in securities and commodities, certain former U.S. citizens or long-term residents, life insurance companies, persons that hold Original Notes or Exchange Notes as part of a hedge against currency or interest rate risks or that hold Original Notes or Exchange Notes as part of a position in a constructive sale, straddle, conversion transaction or other integrated transaction for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, persons that acquire their Original Notes or Exchange Notes in connection with employment or other performance of personal services, partnerships or other pass-through entities and investors in such entities, subsequent purchasers of the Exchange Notes and U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar. This summary does not address any aspect of state, local or foreign taxation or any U.S. federal tax other than the income tax. In addition, this discussion does not address the tax consequences to persons who acquired Original Notes other than pursuant to their additional issuance and distribution.

For purposes of this summary, a “U.S. holder” is a beneficial owner of an Original Note or Exchange Note that, for U.S. federal income tax purposes, is:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a U.S. person.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of an Original Note or Exchange Note that is not a U.S. holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Original Notes or Exchange Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold Original Notes or Exchange Notes (and partners in such partnerships) should consult their tax advisors.

We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service (the “IRS”), with respect to any of the U.S. federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

Persons considering a tender of an Original Note for an Exchange Note are urged to consult with their tax advisors as to the U.S. federal income tax consequences of the disposition of their Original Notes in the exchange offer and the ownership and disposition of Exchange Notes acquired therein, in light of their particular circumstances, as well as the effect of any state, local or other tax laws.

Exchange Offer

The exchange of Original Notes for Exchange Notes pursuant to this exchange offer will not be a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of an Exchange Note for an Original Note, and the holder will have the same basis and holding period in an Exchange Note as it had in the tendered Original Note immediately before the exchange.

Effect of Certain Additional Payments

Under certain circumstances (for example, see “Description of the Exchange Notes — Optional Redemption”), CERC Corp. may be required to pay amounts on the Original Notes or Exchange Notes that are in excess of stated interest or principal on the Original Notes or Exchange Notes. Under the U.S. Treasury Regulations, the possibility of additional payments under a debt instrument may be disregarded for purposes of determining the amount of interest or original issue discount (“OID”) income to be recognized by the holder in respect of the debt instrument (or the timing of such recognition) if the likelihood of the payments, as of the date the debt instrument is issued, is remote, the amount of potential payments is incidental or another applicable exception applies. CERC Corp. believes that the possibility of additional payments will be disregarded. Therefore, CERC Corp. does not intend to treat the possibility of such additional payments as affecting the amount of interest or OID to be recognized by the beneficial owner of an Original Note or an Exchange Note or the timing or character of such recognition. Our determination is binding on each holder unless the holder explicitly discloses to the IRS in the proper manner that its determination is different than ours.

Our determination is not binding on the IRS. It is possible that the IRS may take a different position regarding the possibility of such additional payments. If that position were sustained, the timing, amount and character of income recognized with respect to the Original Notes or Exchange Notes might differ substantially, and possibly adversely, from the consequences described herein. The remainder of this discussion assumes that the possibility of such additional payments will be disregarded. Holders should consult their own tax advisors as to the tax considerations that relate to the possibility of additional payments.

U.S. Holders

Payments of interest.  Stated interest on Exchange Notes will generally be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, exchange or other taxable disposition of Exchange Notes.  Upon the sale, exchange, redemption or other taxable disposition of an Exchange Note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other taxable disposition and the holder’s adjusted tax basis in the Exchange Note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “— Payments of interest” above. A U.S. holder’s adjusted tax basis in an Exchange Note will generally be such holder’s cost for the Exchange Note. Gain or loss realized on the sale, exchange, redemption or other taxable disposition of an Exchange Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or other taxable disposition the Note has been held by the holder for more than one year. Long-term capital gains of individual holders are eligible for preferential rates of United States federal income taxation. The deductibility of capital losses is subject to limitations under the Code.

U.S. holders who acquired Original 2021 Notes pursuant to the 2013 Notes Exchange Offer should consult their tax advisors with respect to the tax basis of their Original 2021 Notes (and therefore the Exchange 2021 Notes received in exchange therefor pursuant to this exchange offer) and the potential applicability of the market discount rules to a sale, exchange or other taxable disposition of such Exchange 2021 Notes.

Information reporting and backup withholding.  Information returns will be filed with the IRS in connection with payments on the Exchange Notes and the proceeds from a sale or other disposition of the Exchange Notes, unless the U.S. holder is an exempt recipient such as a corporation and, if requested, demonstrates this fact. A U.S. holder will be subject to U.S. backup withholding on these payments if the U.S. holder fails to provide its taxpayer identification number to the payor and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

New legislation regarding Medicare Tax.  For taxable years beginning after December 31, 2012, certain U.S. holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest and net gains from the disposition of Exchange Notes. If you are a U.S. holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Exchange Notes.

Non-U.S. Holders

Payments of interest.  Subject to the discussion below concerning backup withholding, payments of interest on an Exchange Note received or accrued by a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax, as long as the non-U.S. holder:

•	does not conduct a trade or business in the United States with respect to which the interest is effectively connected;

•	does not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Section 871(h)(3) of the Code;

•	is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of Section 881(c)(3)(C) of the Code;

•	is not a bank whose receipt of the interest is described in Section 881(c)(3)(A) of the Code; and

•	satisfies the certification requirements described below.

The certification requirements will be satisfied if either (a) the beneficial owner of the Exchange Note timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such owner is a non-U.S. holder and provides its name and address or (b) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business) that holds the Exchange Note in such capacity timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such statement has been received from the beneficial owner of the Exchange Note by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to us or to the person who otherwise would be required to withhold U.S. tax a copy thereof.

A non-U.S. holder that is not exempt from tax under the foregoing rules generally will be subject to U.S. federal income tax withholding on payments of interest at a rate of 30% unless:

•	the interest is effectively connected with a U.S. trade or business conducted by such holder (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder), in which case the non-U.S. holder will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. holders generally; or

•	an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes and has effectively connected interest income (as described in the first bullet point above) may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty.

To claim the benefit of a reduced rate or exemption from withholding under an income tax treaty or to claim exemption from withholding because income is effectively connected with a U.S. trade or business, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms. Certification to claim income that is effectively connected with a U.S. trade or business is generally made on IRS Form W-8ECI. Certification to claim the benefit of a reduced rate or exemption from withholding under an income tax treaty is generally made on IRS Form W-8BEN. These forms may be required to be periodically updated.

Sale, exchange or other taxable disposition of Exchange Notes.  A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, retirement or other taxable disposition of an Exchange Note unless (a) such gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder) or (b) except to the extent that an applicable income tax treaty otherwise provides, in the case of a non-U.S. holder who is an individual, the holder is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist.

Except to the extent that an applicable income tax treaty otherwise provides, in the case of a non-U.S. holder that is described under clause (a), gain will be subject to U.S. federal income tax on a net income basis and, in addition, if the non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, such holder may be subject to the branch profits tax as described above. An individual non-U.S. holder who is described under clause (b) above will be subject to a flat 30% tax on gain derived from the sale, which may be offset by certain U.S. capital losses (notwithstanding the fact that he or she is not considered a U.S. resident for U.S. federal income tax purposes).

Information reporting and backup withholding.  Payments of interest on Exchange Notes to a non-U.S. holder generally will be reported to the IRS and to the non-U.S. holder. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Non-U.S. holders are generally exempt from backup withholding and additional information reporting on payments of principal, premium (if any), or interest, provided that the non-U.S. holder (a) certifies its nonresident status on the appropriate IRS Form (or a suitable substitute form) and certain other conditions are met or (b) otherwise establishes an exemption.

Payments of the proceeds from a sale of Exchange Notes by a non U.S. holder made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. Information reporting may apply to such payments, however, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, the U.S. branch of a foreign bank or a foreign insurance company, a foreign partnership controlled by U.S. persons or engaged in a U.S. trade or business, or a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period. Payments of the proceeds from the sale of Exchange Notes through the U.S. office of a broker is subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any backup withholding generally will be allowed as a credit or refund against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available.

Recently Enacted Legislation

Recently enacted legislation regarding foreign account tax compliance, effective for payments made after December 31, 2012, imposes a withholding tax of 30% on interest and gross proceeds from the disposition of certain debt instruments paid to certain foreign entities unless various information reporting and certain other requirements are satisfied. However, the withholding tax will not be imposed on payments pursuant to obligations outstanding as of March 18, 2012. Nevertheless, certain account information with respect to U.S. holders who hold Exchange Notes through certain foreign financial institutions may be reportable to the IRS. Investors should consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their participation in this exchange offer.

THE PRECEDING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE HOLDER OF AN EXCHANGE NOTE SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, OWNING AND DISPOSING OF EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

PLAN OF DISTRIBUTION

Based on existing interpretations of the Securities Act by the Staff of the Division of Corporation Finance of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Notes issued pursuant to this exchange offer may be offered for resale, resold and transferred by the holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any holder of Original Notes who is an affiliate of ours or who intends to participate in this exchange offer for the purpose of distributing the Exchange Notes, or any participating broker-dealer who purchased Original Notes or the 7.875% senior notes due 2013 (the “2013 Notes”) from us or one of our affiliates to resell pursuant to Rule 144A or any other available exemption under the Securities Act and who, in the case of the 2013 Notes, exchanged such 2013 Notes for Original Notes in the 2013 Notes Exchange Offer:

•	will not be able to rely on the interpretations of the Staff set forth in the above-mentioned no-action letters;

•	will not be able to tender its Original Notes in this exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Exchange Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

We do not intend to seek our own no-action letter and there is no assurance that the Staff would make a similar determination with respect to the Exchange Notes as it has in such no-action letters to third parties. The information described above concerning interpretations of and positions taken by the Staff is not intended to constitute legal advice, and holders should consult their own legal advisors with respect to these matters.

If you wish to exchange your Original Notes for Exchange Notes in the exchange offer, you will be required to make representations to us as described in “The Exchange Offer — Resale of Exchange Notes” and in the letter of transmittal. In addition, each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, subject to certain “black-out” periods, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Original Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Baker Botts L.L.P., Houston, Texas will pass on the validity of the Exchange Notes offered in this prospectus. Scott E. Rozzell, Esq., our Executive Vice President, General Counsel and Corporate Secretary, or Christopher J. Arntzen, our Vice President, Deputy General Counsel and Assistant Secretary, may pass upon other legal matters for us. Each of Messrs. Rozzell and Arntzen is the beneficial owner of less than 1% of CenterPoint Energy’s common stock.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this document by reference from our Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of Delaware (the “DGCL”) gives corporations the power to indemnify officers and directors under certain circumstances.

Article V of the By-Laws of CERC Corp. provides for indemnification of officers and directors to the extent permitted by the DGCL. CERC Corp. also has policies insuring its officers and directors against certain liabilities for action taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

Article Ninth of CERC Corp.’s Certificate of Incorporation adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to CERC Corp. or its stockholders for breaches of a director’s fiduciary duty of care. However, the provision does not limit or eliminate the liability of a director for disloyalty to CERC Corp. or its stockholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under section 174 of the DGCL.

Article Ninth of CERC Corp.’s Certificate of Incorporation also provides that if the DGCL is subsequently amended to authorize further limitation or elimination of the liability of directors, such subsequent limitation or elimination of director’s liability will be automatically implemented without further stockholder action. Furthermore, repeal or modification of the terms of Article Ninth will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

See “Item 22. Undertakings” for a description of the Commission’s position regarding such indemnification provisions.

Item 21.	Exhibits and Financial Statement Schedules

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-4, including those incorporated herein by reference as indicated.

Report or
Exhibit				Registration	Registration	Exhibit
Number			Document Description	Statement	Number	Reference

4	.1*	—	Certificate of Incorporation of Reliant Energy Resources Corp.	Form 10-K for the year ended December 31, 1997	1-3187	3(a)(1)
4	.2*	—	Certificate of Merger merging former NorAm Energy Corp. with and into HI Merger, Inc. dated August 6, 1997	Form 10-K for the year ended December 31, 1997	1-3187	3(a)(2)
4	.3*	—	Certificate of Amendment changing the name to Reliant Energy Resources Corp.	Form 10-K for the year ended December 31, 1998	1-3187	3(a)(3)
4	.4*	—	Certificate of Amendment changing the name to CenterPoint Energy Resources Corp.	Form 10-Q for the quarter ended June 30, 2003	1-13265	3(a)(4)
4	.5*	—	Bylaws of Reliant Energy Resources Corp.	Form 10-K for the year ended December 31, 1997	1-3187	3(b)
4	.6*	—	Indenture, dated as of February 1, 1998, between Reliant Energy Resources Corp. and Chase Bank of Texas, National Association, as Trustee	Form 8-K dated February 5, 1998	1-13265	4.1
4	.7*	—	Supplemental Indenture No. 14 to Exhibit 4.6 dated as of January 11, 2011, providing for the issuance of CERC Corp.’s 4.50% Senior Notes due 2021 and 5.85% Senior Notes due 2041 (including the forms of the Notes)	CenterPoint Energy’s Form 10-K for the year ended December 31, 2010	1-13265	4(f)(15)

				Report or
Exhibit				Registration	Registration	Exhibit
Number			Document Description	Statement	Number	Reference

4	.8*	—	Supplemental Indenture No. 15 to Exhibit 4.6 dated as of January 20, 2011, providing for the issuance of CERC Corp.’s 4.50% Senior Notes due 2021	CenterPoint Energy’s Form 10-K for the year ended December 31, 2010	1-13265	4(f)(16)
†4	.9	—	Registration Rights Agreement, dated as of January 11, 2011, among CERC Corp., the Initial Purchasers (as defined therein) and the Dealer Managers (as defined therein)
†5	.1	—	Opinion of Baker Botts L.L.P.
12	.1*	—	Computation of ratios of earnings to fixed charges for the twelve-month periods ended December 31, 2006, 2007, 2008, 2009 and 2010	Form 10-K for the year ended December 31, 2010	1-13265	12
12	.2*	—	Computation of ratios of earnings to fixed charges for the six months ended June 30, 2011	Form 10-Q for the quarter ended June 30, 2011	1-13265	12
23.1		—	Consent of Deloitte & Touche LLP
†23	.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
†24	.1	—	Powers of Attorney
†25	.1	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture on Form T-1
†99	.1	—	Form of Letter of Transmittal
†99	.2	—	Form of Notice of Guaranteed Delivery
†99	.3	—	Form of Letter to Depository Trust Company Participants

*	Incorporated herein by reference as indicated.

†	Previously filed.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities

Exchange Act of 1934 that are incorporated by reference in the registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of that registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on August 10, 2011.

CENTERPOINT ENERGY RESOURCES CORP.

By:	/s/ David M. McClanahan
David M. McClanahan
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on August 10, 2011 in the capacities indicated.

Signature	Title

/s/ David M. McClanahan David M. McClanahan	President, Chief Executive Officer and Director (Principal Executive Officer and Sole Director)

/s/ Gary L. Whitlock Gary L. Whitlock	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Walter L. Fitzgerald Walter L. Fitzgerald	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

				Report or
Exhibit				Registration	Registration	Exhibit
Number			Document Description	Statement	Number	Reference

4	.1*	—	Certificate of Incorporation of Reliant Energy Resources Corp.	Form 10-K for the year ended December 31, 1997	1-3187	3(a)(1)
4	.2*	—	Certificate of Merger merging former NorAm Energy Corp. with and into HI Merger, Inc. dated August 6, 1997	Form 10-K for the year ended December 31, 1997	1-3187	3(a)(2)
4	.3*	—	Certificate of Amendment changing the name to Reliant Energy Resources Corp.	Form 10-K for the year ended December 31, 1998	1-3187	3(a)(3)
4	.4*	—	Certificate of Amendment changing the name to CenterPoint Energy Resources Corp.	Form 10-Q for the quarter ended June 30, 2003	1-13265	3(a)(4)
4	.5*	—	Bylaws of Reliant Energy Resources Corp.	Form 10-K for the year ended December 31, 1997	1-3187	3(b)
4	.6*	—	Indenture, dated as of February 1, 1998, between Reliant Energy Resources Corp. and Chase Bank of Texas, National Association, as Trustee	Form 8-K dated February 5, 1998	1-13265	4.1
4	.7*	—	Supplemental Indenture No. 14 to Exhibit 4.6 dated as of January 11, 2011, providing for the issuance of CERC Corp.’s 4.50% Senior Notes due 2021 and 5.85% Senior Notes due 2041 (including the forms of the Notes)	CenterPoint Energy’s Form 10-K for the year ended December 31, 2010	1-13265	4(f)(15)
4	.8*	—	Supplemental Indenture No. 15 to Exhibit 4.6 dated as of January 20, 2011, providing for the issuance of CERC Corp.’s 4.50% Senior Notes due 2021	CenterPoint Energy’s Form 10-K for the year ended December 31, 2010	1-13265	4(f)(16)
†4	.9	—	Registration Rights Agreement, dated as of January 11, 2011, among CERC Corp., the Initial Purchasers (as defined therein) and the Dealer Managers (as defined therein)
†5	.1	—	Opinion of Baker Botts L.L.P.
12	.1*	—	Computation of ratios of earnings to fixed charges for the twelve-month periods ended December 31, 2006, 2007, 2008, 2009 and 2010	Form 10-K for the year ended December 31, 2010	1-13265	12
12	.2*	—	Computation of ratios of earnings to fixed charges for the six months ended June 30, 2011	Form 10-Q for the quarter ended June 30, 2011	1-13265	12
23.1		—	Consent of Deloitte & Touche LLP
†23	.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
†24	.1	—	Powers of Attorney
†25	.1	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture on Form T-1
†99	.1	—	Form of Letter of Transmittal
†99	.2	—	Form of Notice of Guaranteed Delivery
†99	.3	—	Form of Letter to Depository Trust Company Participants

*	Incorporated herein by reference as indicated.

†	Previously filed.